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     Exhibit  77(0)  Morgan  Stanley  Dean  Witter  Mid-Cap  Growth  Fund  10f-3
     transactions for the period November 1, 1998 - May 31, 1999

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                                                       TOTAL           TOTAL %
                                                       ISSUED/        PURCHASED
                    DATE      PRICE   SHARES   % of    PRINCIPAL       BY MSDW
SECURITY            PURCHASED SHARE  PURCHASED Assets  AMOUNT           FUNDS   BROKER(S)
Banco Santander     11/20/98  $21.50  95,000   0.380%  $155,875,000.00  1.324%  ABN Amro
 Puerto Rico                                                                     Chicago
Federal Mogul Corp. 12/14/98  $56.94  30,000   0.324%  $797,125,000.00  0.221%  Bear Stearns
                                                                                 & Co.
Fox Entertainment   11/10/98  $22.50  55,100    .237%  $2,808,000,000.  0.160%  Merrill Lynch
                                                                                 & Co.
The MONY Group      11/10/98  $23.50  27,000    .073%  $264,375,000.00  0.907%  Goldman Sachs
Ticketmaster Online 12/2/98   $14.00   1,000    .003%  $ 98,000,000.00  0.614%  Banc Boston
 -City Search                                                                    Robertson Stephens
XOOM                12/9/98   $14.00  10,000    .025%  $ 56,000,000.00  0.825%  Bear Stearns
                                                                                 & Co.
Entercom            1/28/99   $22.50  22,400    .084%  $306,618,750.00  0.550%  First Boston
 Communications
Keebler Foods       1/20/99   $33.44 109,000    .598%  $541,687,500.00  0.123%  First Boston
Marketwatch.com     1/15/99   $17.00   2,700    .008%  $ 46,750,000.00  0.582%  BT Alex Brown
                                                                                 Inc.
Nvidia Corp.        1/21/99   $12.00   6,100    .020%  $ 42,000,000.00  0.729%  Donaldson Lufkin
Prodigy             2/10/99   $15.00  39,800    .109%  $150,000,000.00  1.315%  Bear Stearns, Inc.
 Communications Corp
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